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                                                                     EXHIBIT 4.4


                         PUBLIC STOCK PURCHASE WARRANT

                    For the purchase of _____ Common Shares,
                                Without Par Value

                                       of

                                OHIO LEGACY CORP
                              (an Ohio corporation)

         THIS CERTIFIES THAT, for value received ________ (the "Holder"), as registered owner of this Warrant, is entitled, at any time before seven (7) years from the date of issuance of the Warrant, but not thereafter, to subscribe for, purchase and receive _____ fully paid and nonassessable common shares, without par value (the "Common Shares"), of Ohio Legacy Corp, an Ohio corporation (the "Company") at the price of Ten Dollars ($10.00) per Common Share (the "Exercise Price"), upon presentation and surrender of this Warrant and upon payment of the Exercise Price for such of the Common Shares to the Company at the principal office of the Company. This Warrant is immediately exercisable. To exercise this Warrant, the form of election hereinafter provided for must be duly executed and the instructions for registering the ownership of the Common Shares acquired by such exercise must be completed. If the subscription rights represented hereby shall not be exercised at or before seven
(7) years from the date of issuance of the Warrant, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         This Warrant may be exercised in whole or in part (only as provided in this Warrant), by execution by the Holder of the form of exercise notice hereinafter provided for. In the event of the exercise hereof in part only, the Company shall cause to be delivered to the Holder a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Common Shares purchasable hereunder as to which this Warrant has not been exercised or assigned, provided, however that in no event shall fractional Warrants be issued.

         If, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any of its Common Shares as a stock dividend or subdivide the number of outstanding Common Shares into a greater number of shares, then, in either of such cases, the Exercise Price per Common Share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Common Shares at the time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, if the Company shall contract the number of outstanding Common Shares by combining such shares into a smaller number of shares, then, in such case, the Exercise Price per Common Share purchasable pursuant to this Warrant shall be proportionately increased and the number of shares purchasable under this Warrant shall be proportionately decreased. If the Company shall, at any time during the life of this Warrant, declare a dividend payable in cash on its Common Shares and shall at substantially the same time offer to its common shareholders a right to purchase new Common Shares from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Shares so issued shall, for the purpose of this Warrant, be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Common Shares in shares of any other class of securities convertible into Common Shares shall be treated as a stock dividend to the extent that Common Shares are issuable upon the conversion thereof.

         If, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding without par value Common Shares into shares with a different par value, or the Company or successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or


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corporations (any such corporation being included within the meaning of the term
"successor corporation" used above in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to another corporation or corporations), the holder of this Warrant shall thereafter have the right to purchase, upon the basis and on the terms and conditions and during the time specified in this Warrant, in lieu of the Common Shares of the Company theretofore purchasable upon the exercise of this Warrant, such shares, securities, or assets as may be issued or payable with respect to, or in exchange for, the number of Common Shares of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place, and in any such event, the rights of the holder of this Warrant to an adjustment in the number of Common Shares purchasable upon the exercise of this Warrant as herein provided shall continue and be preserved in respect of any shares, securities, or assets which the holder of this Warrant becomes entitled to purchase.

         If: (i) the Company shall take a record of its common shareholders for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common Shares (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the Company's assets; or (ii) the Company shall take a record of the holders of its common shares for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or (iii) in the event of any classification, reclassification, or other reorganization of the shares which the Company is authorized to issue, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or (iv) in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then, and in any such case, the Company shall mail to the holder of this Warrant at least 30 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as for which holders of Common Shares of record shall be entitled to participate in such dividend, distribution, or rights, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be.

         If the Company, at any time while this Warrant shall remain unexpired and unexercised, shall sell all or substantially all of its property, dissolve, liquidate, or wind up its affairs, the holder of this Warrant may thereafter receive upon exercise hereof, in lieu of each Common Share which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Common Share of the Company.

         The Warrants can be redeemed by the Company after __________ ___, 2001. The Warrants outstanding at the time of a redemption may be redeemed at the option of the Company, in whole at any time or in part from time to time, on not less than 30 days written notice to the holders of such Warrants at a price equal to $___ per Warrant (the "Redemption Price"); provided, however, that the holders of record of the Warrant shall in any event have the right to exercise the Warrants in accordance with the provisions of this Warrant until the redemption date (the "Redemption Date"). On the Redemption Date, the holders of record of redeemed Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Warrants to the Company at the stock transfer office of the Company. Only Warrants that have been issued and are outstanding can be redeemed.

         Notice of redemption of Warrants shall be given at least 30 days prior to the Redemption Date by mailing, by registered or certified mail, return receipt requested, a copy of such notice to all of the holders of record of Warrants at their respective addresses appearing on the books or transfer records of the Company or such other address designated in writing by the holder of record to the Company. From and after the Redemption Date, all rights of the holders of Warrants (except the right to receive the Redemption Price) shall terminate.

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         In no event shall this Warrant (or the Common Shares issuable upon full or partial exercise hereof) be offered or sold except in conformity with the Act and applicable State Acts.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and to be sealed with the seal of the Company this ___ day of _______, 2000.

                                           OHIO LEGACY CORP
                                           an Ohio corporation

                                           By:_________________________________
                                               L. Dwight Douce, President and
                                               Chief Executive Officer






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                             WARRANT EXERCISE NOTICE

To Ohio Legacy Corp

         The undersigned owner of this Warrant hereby irrevocably exercises the option to exercise this Warrant, or portion hereof below designated, into Common Shares of Ohio Legacy Corp in accordance with the terms of this Warrant, and directs that the shares issuable and deliverable upon the exercise, together with any Warrants representing unexercised Warrants, if any, be issued and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:                               , 200
      -------------------------------    --

Fill in for registration of Common Shares and Warrants if to be issued otherwise than to the holder hereof.

-------------------------------------------    -------------------------------------------------
(Name)                                                            Signature
                                                   (must conform in all respects to name of
                                                       holder appearing on face hereof)

-------------------------------------------
(Address)                                       SOCIAL SECURITY OR TAX      Number of Warrants
                                                IDENTIFICATION NUMBER         to be Executed:
                                                      OF HOLDER:
-------------------------------------------
Please Print name and address (including
zip code)                                      -------------------------    --------------------







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